UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

CARECLOUD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCLD	Nasdaq Global Market
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	CCLDO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2025, CareCloud Holdings, Inc (“Holdings”), a newly created, indirect subsidiary of CareCloud, Inc. (the “Company”), entered into and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with Medsphere Systems Corporation, a Delaware corporation (the “Seller”). Pursuant to the Purchase Agreement, Holdings acquired certain assets of Seller, which is in the business of providing healthcare IT software and related services to the U.S. inpatient and ambulatory market.

The aggregate purchase price for the acquisition was $16,500,000, plus the assumption of certain liabilities. The Company believes that the expected annual long-term revenue approximates the purchase price, consistent with prior acquisitions. The purchase price was comprised of: (i) $8,250,000 in cash, subject to provisions as set forth in the agreement and (ii) $8,250,000 payable by Holdings to Seller’s secured bank lender Wells Fargo Bank, N.A. (“Wells Fargo”) pursuant to a Deferred Payment Agreement, bearing interest at a rate of 12% per year with a maturity date of February 20, 2026. The Company and its subsidiaries are also party to the Deferred Payment Agreement as guarantors. The obligations of the Company and its subsidiaries under the Deferred Payment Agreement are secured by their assets pursuant to security documents executed by the Company and its subsidiaries in favor of Wells Fargo (such security documents, collectively with the Deferred Payment Agreement, the “Bank Documents”).

The Purchase Agreement contains customary representations, warranties and covenants. The Company has purchased insurance to provide coverage for losses resulting from Seller’s breach of its representations and warranties; however, Holdings will not have recourse against Seller for breach of representations and warranties other than for fraud or intentional misrepresentation. Holdings and Seller have limited indemnification rights for breach of covenants.

Seller and Holdings entered into a transition services agreement (“TSA”) whereby Seller will provide various services to assist with the transition and integration of the acquired assets, including IT transition, customer support continuity, invoicing and billing and operational process transition.

The foregoing summary of the Purchase Agreement, TSA and Bank Documents is not a complete description of such documents and the transactions contemplated thereby and is qualified entirely by reference to the complete text of such documents, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 22, 2025, as a result of the Purchase Agreement and the transactions contemplated thereunder, Holdings purchased certain assets and assumed certain liabilities of Seller.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 25, 2025, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The financial statements required by Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Asset Purchase Agreement between Seller and Holdings dated as of August 22, 2025.
2.2	Transition Services Agreement between Seller and Holdings dated as of August 22, 2025.
2.3	Security Agreement by the Company and its subsidiaries in favor of Wells Fargo dated as of August 22, 2025.
2.4	Patent Security Agreement by Holdings and CareCloud Health, Inc. in favor of Wells Fargo dated as of August 22, 2025.
2.5	Copyright Security Agreement by Holdings in favor of Wells Fargo dated as of August 22, 2025.
2.6	Trademark Security Agreement by the Company and Holdings in favor of Wells Fargo dated as of August 22, 2025.
2.7	Deferred Payment Agreement by and among Wells Fargo, Holdings, the Company and its other subsidiaries dated as of August 22, 2025.
2.8	Guaranty by and among Wells Fargo as Lender and Holdings as Issuer dated as of August 22, 2025.
2.9	Bill of Sale by and between Medsphere and Holdings dated as of August 22, 2025.
2.10	Power of Attorney by and between Medsphere and Holdings dated as of August 22, 2025.
2.11	Intellectual Property Assignment Agreement by and between Medsphere and Holdings dated as of August 22, 2025.
2.12	Assignment and Assumption Agreement between Medsphere and Holdings dated as of August 22, 2025.
99.1	Press Release dated August 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date:	August 25, 2025	By:	/s/ Norman Roth
Norman Roth
Interim Chief Financial Officer and Corporate Controller

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